UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2015

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

From October 6, 2015 through October 9, 2015, Virtual Piggy, Inc. (the “Company”) issued an aggregate of $150,000 principal amount of unsecured Promissory Notes to accredited investors (the “Investors”) pursuant to Promissory Note Agreements (the “Notes”).  The Investors also received two-year Warrants to purchase an aggregate of 75,000 shares of Company common stock at an exercise price of $0.90 per share (the “Warrant”), representing 50% of the applicable principal amount of the Notes.

The Notes bear interest at a rate of ten percent (10%) per annum and mature on the six (6) month anniversary of the applicable issuance date, or on such earlier date that (i) the Company completes the closing of a specified joint venture agreement or (ii) the Company completes the sale of at least an additional $1 million of 10% Secured Convertible Promissory Notes.

ITEM 3.02.  Unregistered Sales of Equity Securities.

The information provided under Item 2.03 regarding the unregistered sale of securities is incorporated herein by reference.  The foregoing securities were issued pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: October 13, 2015	By:	/s/ Ernest Cimadamore
Ernest Cimadamore Secretary

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